Exhibit (g)(6)

AMENDMENT
TO
CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the December 23, 2021 (“Effective Date”), by and between Simplify Exchange Traded Funds (the “Trust”) listed on Appendix I to the Agreement (as defined below) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Custody Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

SIMPLIFY EXCHANGE TRADED FUNDS

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Spates
Name:	Michael Spates
Title:	Vice President

Appendix I
(Amended and Restated as of 12/23, 2021)

Series

Simplify US Equity Plus Complexity ETF

(formerly, Simplify US Equity Plus Convexity ETF)

Simplify US Equity Plus Downside Convexity ETF

Simplify US Equity Plus Upside Convexity ETF

Simplify Volt Robocar and Tech Disruption ETF
(formerly, Simplify Volt RoboCar Disruption ETF)

Simplify Volt Fintech Disruption ETF

Simplify Volt Pop Culture Disruption ETF

Simplify Volt Cloud and Cybersecurity Disruption ETF

Simplify Nasdaq 100 PLUS Downside Convexity ETF
(formerly, Simplify Growth Equity Plus Downside Convexity ETF)

Simplify Nasdaq 100 PLUS Convexity ETF
(formerly, Simplify Growth Equity Plus Convexity ETF)

Simplify Volatility Premium ETF

Simplify Interest Rate Hedge ETF

Simplify Commodity Strategy ETF

Simplify Gold Strategy ETF

Simplify US Equity Plus GBTC ETF

(formerly, Simplify US Equity Plus Bitcoin ETF)

Simplify Credit Hedge ETF

Simplify Tail Risk Strategy ETF

Simplify Risk Parity Treasury ETF

Simplify Health Care ETF

Simplify Hedged Equity ETF

Simplify Macro Opportunities ETF

Simplify High Yield PLUS Credit Hedge ETF

Simplify Aggregate Bond PLUS Credit Hedge ETF

Simplify Managed Futures Strategy ETF